SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of Earliest Event Reported): August 18, 1997



                               RT INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



             DELAWARE                   0-20436                   65-0309477
    (State or other jurisdiction      (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)



   1875 East Lake Mary Boulevard, Sanford, Florida          32773
   (Address of principal executive offices)               (Zip Code)



   Registrant's telephone number, including area code: (407) 322-8000



    _______________________________________________________________________
        Former name or former address, if changed since last report



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Item 9. Sales of Equity Securities Pursuant to Regulation S.

     1. RT Industries, Inc. (the "Company") entered into an Offshore Securities Subscription Agreement (the "Agreement") pursuant to which the Company sold five
(5) 10% Cumulative Convertible Debentures dated as of August 18, 1997 (the "Debentures" and individually, a "Debenture"), in the aggregate amount of Five Million U.S. Dollars ($5,000,000), in reliance upon the exemption from registration afforded by Regulation S ("Reg S") as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

     Each Debenture matures on August 18, 1999 (the "Maturity Date") but may be converted into shares of the Common Stock, par value $.001 per share, of the Company (the "Shares") any time commencing sixty (60) days after the date of issuance of the Debenture, as more particularly set forth in paragraph 5 hereof. Each Debenture entitles the holder to interest (payable in cash or in kind as Shares) on the unpaid principal amount at the date of conversion (the "Conversion Date") at the rate of 10% per year, payable on a pro-rata basis at the earlier of (i) the date the Debenture is converted or redeemed or (ii) the Maturity Date. The Debentures cannot be converted before the expiration of the aforesaid 60 day period.

     Under the terms of the Agreement, the Company may, at its sole option upon five (5) business days' notice, redeem the Debentures (or a portion thereof) at any time prior to conversion, at a redemption price which shall be equal to (i) 110% of the principal amount of the Debenture to be redeemed if the Company exercises its redemption rights on or before the thirtieth (30th) day following the date of purchase of the Debenture or (ii) 125% of the principal amount to be redeemed, any time after the thirtieth (30th) day following the date of purchase of the Debenture.

     Subject to a two-year mandatory conversion period for any Shares issued pursuant to the default provisions of the Agreement (i.e., the Company had insufficient authorized shares of Common Stock available for issuance at the date of conversion), the holder of each Debenture is prohibited from converting that principal amount of the Debenture which would result in the issuance to such holder of Shares in excess of 4.9% of the shares of Common Stock of the Company outstanding as at the date of such conversion.

     Lastly, there are set forth in the Agreement, as well as the Purchaser Representation Letters and Notices annexed thereto and executed with respect to each Debenture, various investment representations by the subscribers, including, without

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limitation, that each subscriber (a) is not a "U.S. Person" as such term is defined in Reg S, (b) is outside of the United States at the time the purchase order for the Debenture originated, at the time the Agreement was signed and delivered by the subscriber and at the time such subscriber executed the Notice;
(c) is not purchasing or converting the Debenture on behalf of a "U.S. Person" and (d) the transactions contemplated by the Agreement are not part of a plan or scheme by such subscriber to evade the registration provisions of the Act.

     2. Domain Investments, Inc. acted as the placement agent in connection with the offering of the Debentures pursuant to Reg S.

     3. As represented and warranted to the Company in the Agreement, the class to whom the securities were sold were "accredited investors" as such term is defined in Regulation D promulgated under the Act.

     4. The exemption from registration claimed by the Company in connection with the issuance of the Debentures is pursuant to Reg S.

     5. Each holder of the Debentures has the right, at its sole option any time sixty (60) days after the date of issuance but not later than the Maturity Date, to convert the Debenture held by it, whether whole or in part, into Shares at a conversion price equal to the lesser of seventy-five percent (75%) of: (i) the average closing bid price of the shares of Common Stock of the Company as quoted on NASDAQ for the five (5) trading days preceding the date on which notice of conversion is effective, or (ii) one hundred ten percent (110%) of the average closing bid price of the shares of Common Stock of the Company as quoted on NASDAQ for the five (5) trading days preceding the date on which the funds necessary to purchase such Debentures were received by the Company.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                RT INDUSTRIES, INC.


                                                By: /s/ John K. Kenney
                                                    ----------------------------
                                                    John K. Kenney, President

Date: August 25, 1997

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